Exhibit 10.5
WESTERN LIBERTY BANCORP
October 28, 2010
Western Liberty Bancorp
1370 Avenue of the Americas, 28th Floor
New York, NY 10019

Re:	Agreement Relating to Service as a Consultant to Western Liberty Bancorp
Mr. Laura Conover:
This letter agreement (the “Letter Agreement”) is being delivered to you in connection with your service as a consultant to Western Liberty Bancorp (the “Company”) during the period in which the Company sought the requisite regulatory approval to become a bank holding company in connection with its acquisition of Service1st Bank of Nevada. In connection with and in consideration of the foregoing, and in consideration of the representations, warranties and mutual covenants made in this Letter Agreement, the parties hereto agree as follows:
1.	Equity Compensation
a)	In consideration of your service as a consultant to the Company during the aforementioned period, the Company hereby grants to you on the date hereof (the “Grant Date”) 5,000 restricted stock units (the “Restricted Stock Units”) with respect to shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

b)	The Restricted Stock Units are immediately and fully vested on the Grant Date.

c)	Upon the earlier of (i) the date of a transaction that constitutes with respect to the Company a “change in control event” within the meaning of Section 409A of the Internal Revenue Code or 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and (ii) October 28, 2013 (the applicable date, the “Settlement Date”), you will receive one share of Common Stock for each Restricted Stock Unit.

d)	Any cash dividends paid with respect to the shares of Common Stock covered by the Restricted Stock Units prior to the Settlement Date shall be credited to a dividend book entry account on your behalf as if the shares of Common Stock had been issued, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and will be held uninvested and without interest and shall be paid to you in cash on the Settlement Date. Any stock dividends paid with respect to the shares of Common Stock covered by the Restricted Stock Units prior to the Settlement Date shall be credited to a dividend book entry account on your behalf as if shares of Common Stock had been issued, provided that you shall not be entitled to receive such dividend until, and such dividends shall be paid to you, on the Settlement Date.

e)	You acknowledge that you shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Restricted Stock Units until you become the holder of record of the shares on the Settlement Date, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock made or arising prior to the Settlement Date, except as otherwise specifically provided for in this Letter Agreement.

f)	You acknowledge and agree that no later than the Settlement Date you shall pay, or make arrangements to pay or otherwise satisfy, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state, and local taxes that the Company is required to withhold with respect to the settlement of the Restricted Stock Units.

g)	This grant of Restricted Stock Units shall not affect in any way the right or power of the Company’s board of directors (the “Board”) or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or its subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. In the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the Board shall make such adjustments to the Restricted Stock Units consistent with such change in such manner as the Board deems equitable to prevent substantial dilution or enlargement of your rights under the Restricted Stock Units. Any such adjustment determined by the Board shall be final, binding and conclusive on the Company and you and your heirs, executors, administrators, successors and assigns.
2.	Representations and Warranties. You hereby represent and warrant to the Company as follows:
a)	You have all the requisite power, authority and legal capacity to execute and deliver this Letter Agreement and to consummate the transactions contemplated hereby.

b)	This Letter Agreement constitutes your legal, valid and binding obligations, enforceable against you in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.

c)	You are an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

d)	You have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of entering into this Letter Agreement and to make an informed decision relating thereto.

e)	The receipt of Restricted Stock Units and shares of Common Stock pursuant to the terms and conditions of this Letter Agreement will be for your account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

f)	You understand that your shares of Common Stock may not be sold, transferred or otherwise disposed of by you without registration under the Securities Act and any applicable state securities laws, or an exemption thereto, and your shares of Common Stock shall bear the following legend: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.
3.	Counterparts. This Letter Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

4.	Headings. The headings contained in this Letter Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Letter Agreement.

5.	Amendment. No amendment or waiver of any provision of this Letter Agreement shall be valid unless the same shall be in writing and signed by each of the parties.

6.	Tax Treatment. Although the Company does not guarantee to you any particular tax treatment relating to the Restricted Stock Units, the Restricted Stock Units are intended to comply with, or to be exempt from, the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in a in a manner consistent with such intent.

7.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
a)	This Letter Agreement and all matters arising directly or indirectly herefrom shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to any principles of conflict of laws (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

b)	Any actions, suits or proceedings arising out of or relating to this Letter Agreement shall be heard and determined in any state or federal court sitting in the Borough of Manhattan, The City of New York, and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

c)	EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(c).
8.	Severability. If any provision of this Letter Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

9.	Entire Agreement. This Letter Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.	Assignment. This Letter Agreement shall not be assigned by you, other than by operation of law, without the prior written consent of the Company in its sole discretion.

11.	Effective Date of this Letter Agreement. This Letter Agreement shall not be immediately effective as of the date hereof.

12.	No Obligation to Continue Service. This Letter Agreement is not a service agreement. This Letter Agreement does not guarantee that the Company will continue to retain you as a consultant or in any other capacity for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify your service or compensation.
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Sincerely, WESTERN LIBERTY BANCORP
By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	President
Acknowledged and agreed to as of the date
first written above:

By:	/s/ Laura Conover-Ferchak

Laura Conover-Ferchak
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